Exhibit 5.2

[Mandelbaum Salsburg Letterhead]

April 13, 2011

Tumi Holdings, Inc.

1001 Durham Ave.

South Plainfield, NJ 07080

Re:	Tumi Holdings, Inc.
Registration Statement on Form S-1
(File No. 333-178466)

Ladies and Gentlemen:

We have acted as special counsel to Tumi Holdings, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering of the Company’s common stock, par value $0.01 per share (“Common Stock”), relating to the sale of shares of Common Stock (including additional shares that may be sold pursuant to an over-allotment option, the “Secondary Shares”) by the selling stockholders set forth on Schedule A hereto (the “Designated Selling Stockholders”), in each case pursuant to the Registration Statement (as defined below).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we are familiar with (a) the Registration Statement on Form S-1 (File No. 333-178466) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) under the Act; (b) Pre-Effective Amendments No. 1 through No. 6 thereto (such Registration Statement, as amended, being hereinafter referred to as the “Registration Statement”); (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into among Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), the Designated Selling Stockholders, the other selling stockholders named therein and the Company filed as Exhibit 1.1 to Registration Statement; (d) a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement; (e) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (f) the By-Laws of the

Tumi Holdings, Inc.

April 13, 2012

Company, as amended to date and currently in effect; and (g) certain resolutions of the Board of Directors of the Company relating to the issuance of the Secondary Shares to the Designated Selling Stockholders and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New Jersey, and we do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions).

Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and are, or when the reorganization transactions are consummated as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mandelbaum, Salsburg, Gold, Lazris & Discenza P.C.

Schedule A

Designated Selling Stockholders

Laurence Franklin

Eric Gusman

Ira B. Melnitsky

Atlantic Capital Group, LLC